Lincoln Electric Reports First Quarter 2019 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2019 RESULTS

First Quarter 2019 Highlights
▪ Q1 EPS increases 21.7% to $1.12, Adjusted EPS increases 6.4% to $1.17
▪ ROIC increases 450 basis points to 21.2%
▪ $106 million returned to shareholders through dividends and share repurchases

CLEVELAND, Monday, April 22, 2019 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2019 net income of $71.5 million, or diluted earnings per share (EPS) of $1.12, which includes special item after-tax charges of $3.5 million, or $0.05 EPS. This compares with prior year net income of $60.8 million, or $0.92 EPS, which included special item after-tax charges of $12.5 million, or $0.18 EPS. Excluding these items, first quarter 2019 adjusted net income was $75.0 million, or $1.17 EPS, as compared with $73.3 million, or $1.10 EPS in the prior year period.

First quarter 2019 sales increased 0.2% to $759.2 million with a 0.9% increase in organic sales. Operating income for the first quarter 2019 was $94.5 million, or 12.4% of sales. This compares with operating income of $85.2 million, or 11.2% of sales, in the prior year period. On an adjusted basis, operating income increased 1.6% to $98.8 million and 20 basis points to 13.0% of sales, as compared with $97.3 million, or 12.8% of sales, in the prior year period.

“We achieved earnings growth in the quarter by successfully mitigating inflation and benefiting from favorable mix and our recent growth investments,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “I am proud of our teams’ integration of recent acquisitions and our continued work in Europe. During this cautious period in the cycle, we remain focused on profitable growth and improving returns. Exciting new product launches, acquisitions and a strong balance sheet position us well to continue to generate value for all of our stakeholders."

Webcast Information

A conference call to discuss first quarter 2019 financial results will be webcast live today, April 22, 2019, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 6491686. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the first quarter 2019 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 60 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Lincoln Electric Reports First Quarter 2019 Financial Results

Non-GAAP Information

Adjusted operating income, Adjusted EBIT, Adjusted net income, Organic sales, Adjusted effective tax rate, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended March 31,				Fav (Unfav) to Prior Year
	2019	% of Sales	2018	% of Sales	$	%
Net sales	$759,174	100.0%	$757,696	100.0%	$1,478	0.2%
Cost of goods sold	500,753	66.0%	501,142	66.1%	389	0.1%
Gross profit	258,421	34.0%	256,554	33.9%	1,867	0.7%
Selling, general & administrative expenses	160,408	21.1%	161,191	21.3%	783	0.5%
Rationalization and asset impairment charges	3,535	0.5%	10,175	1.3%	6,640	65.3%
Operating income	94,478	12.4%	85,188	11.2%	9,290	10.9%
Interest expense, net	5,323	0.7%	4,441	0.6%	(882)	(19.9%)
Other income (expense)	3,763	0.5%	3,451	0.5%	312	9.0%
Income before income taxes	92,918	12.2%	84,198	11.1%	8,720	10.4%
Income taxes	21,452	2.8%	23,378	3.1%	1,926	8.2%
Effective tax rate	23.1%		27.8%		4.7%
Net income including non-controlling interests	71,466	9.4%	60,820	8.0%	10,646	17.5%
Non-controlling interests in subsidiaries’ loss	(14)	—	(4)	—	(10)	(250.0%)
Net income	$71,480	9.4%	$60,824	8.0%	$10,656	17.5%

Basic earnings per share	$1.13		$0.93		$0.20	21.5%
Diluted earnings per share	$1.12		$0.92		$0.20	21.7%
Weighted average shares (basic)	63,160		65,579
Weighted average shares (diluted)	63,899		66,443

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2019	December 31, 2018
Cash and cash equivalents	$267,134	$358,849
Total current assets	1,193,170	1,237,799
Property, plant and equipment, net	476,876	478,801
Total assets	2,354,851	2,349,825
Total current liabilities	525,527	538,182
Short-term debt (1)	110	111
Long-term debt, less current portion	705,725	702,549
Total equity	864,665	887,592

Operating Working Capital	March 31, 2019	December 31, 2018
Accounts receivable, net	$423,187	$396,885
Inventories	375,737	361,829
Trade accounts payable	252,840	268,600
Operating working capital	$546,084	$490,114

Average operating working capital to Net sales (2)	18.0%	16.5%

Invested Capital	March 31, 2019	December 31, 2018
Short-term debt (1)	$110	$111
Long-term debt, less current portion	705,725	702,549
Total debt	705,835	702,660
Total equity	864,665	887,592
Invested capital	$1,570,500	$1,590,252

Total debt / invested capital	44.9%	44.2%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended March 31,
	2019	2018
Operating income as reported	$94,478	$85,188
Special items (pre-tax):
Rationalization and asset impairment charges (2)	3,535	10,175
Acquisition transaction and integration costs (3)	790	1,907
Adjusted operating income (1)	$98,803	$97,270
As a percent of total sales	13.0%	12.8%

Net income as reported	$71,480	$60,824
Special items:
Rationalization and asset impairment charges (2)	3,535	10,175
Acquisition transaction and integration costs (3)	790	1,907
Pension settlement charges (4)	—	758
Tax effect of Special items (5)	(813)	(381)
Adjusted net income (1)	74,992	73,283
Non-controlling interests in subsidiaries’ earnings (loss)	(14)	(4)
Interest expense, net	5,323	4,441
Income taxes as reported	21,452	23,378
Tax effect of Special items (5)	813	381
Adjusted EBIT (1)	$102,566	$101,479

Effective tax rate as reported	23.1%	27.8%
Net special item tax impact	(0.2%)	(3.3%)
Adjusted effective tax rate (1)	22.9%	24.5%

Diluted earnings per share as reported	$1.12	$0.92
Special items per share	0.05	0.18
Adjusted diluted earnings per share (1)	$1.17	$1.10

Weighted average shares (diluted)	63,899	66,443

(1)
Adjusted operating income, Adjusted EBIT, Adjusted net income, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Primarily related to severance, asset impairments and gains or losses on the disposal of assets.

(3)	Related to the acquisition of Air Liquide Welding.

(4)	Related to lump sum pension payments.

(5)	Includes the net tax impact of Special items recorded during the respective periods.
The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended March 31,
Return on Invested Capital	2019	2018
Net income as reported	$297,722	$252,483
Rationalization and asset impairment charges	18,645	16,765
Pension settlement charges	5,928	8,908
Acquisition transaction and integration costs	3,381	13,294
Amortization of step up in value of acquired inventories	—	4,578
Bargain purchase gain	—	(49,650)
Tax effect of Special items (3)	(7,328)	21,036
Adjusted net income (1)	$318,348	$267,414
Plus: Interest expense, net of tax of $6,211 and $5,997 in 2019 and 2018, respectively	18,666	18,022
Less: Interest income, net of tax of $1,605 and $1,369 in 2019 and 2018, respectively	4,825	4,114
Adjusted net income before tax-effected interest	$332,189	$281,322

Invested Capital	March 31, 2019	March 31, 2018
Short-term debt	$110	$1,981
Long-term debt, less current portion	705,725	700,869
Total debt	705,835	702,850
Total equity	864,665	980,672
Invested capital	$1,570,500	$1,683,522

Return on invested capital (1)(2)	21.2%	16.7%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income before tax-effected interest income and expense divided by Invested capital.

(3)	Includes the net tax impact of Special items recorded during the respective periods, including net charges of $31,116 related to the U.S. Tax Act in the twelve months ended March 31, 2018.
The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES:
Net income	$71,480	$60,824
Non-controlling interests in subsidiaries’ loss	(14)	(4)
Net income including non-controlling interests	71,466	60,820
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	1,424	676
Depreciation and amortization	18,901	18,134
Equity earnings in affiliates, net	(448)	(538)
Other non-cash items, net	4,394	7,302
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(26,900)	(40,468)
Increase in inventories	(14,638)	(28,052)
(Decrease) increase in trade accounts payable	(15,107)	3,191
Net change in other current assets and liabilities	(14,648)	21,508
Net change in other long-term assets and liabilities	1,434	1,204
NET CASH PROVIDED BY OPERATING ACTIVITIES	25,878	43,777

INVESTING ACTIVITIES:
Capital expenditures	(16,251)	(14,657)
Acquisition of businesses, net of cash acquired	—	6,235
Proceeds from sale of property, plant and equipment	302	118
Purchase of marketable securities	—	(89,545)
Proceeds from marketable securities	—	131,966
Other investing activities	2,000	—
NET CASH (USED BY) PROVIDED BY INVESTING ACTIVITIES	(13,949)	34,117

FINANCING ACTIVITIES:
Net change in borrowings	(3)	(63)
Proceeds from exercise of stock options	637	1,962
Purchase of shares for treasury	(75,584)	(14,724)
Cash dividends paid to shareholders	(30,560)	(25,661)
NET CASH USED BY FINANCING ACTIVITIES	(105,510)	(38,486)

Effect of exchange rate changes on Cash and cash equivalents	1,866	2,947
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(91,715)	42,355
Cash and cash equivalents at beginning of period	358,849	326,701
Cash and cash equivalents at end of period	$267,134	$369,056

Cash dividends paid per share	$0.47	$0.39

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended March 31, 2019
Net sales	$457,719	$218,086	$83,369	$—	$759,174
Inter-segment sales	29,388	4,209	1,867	(35,464)	—
Total	$487,107	$222,295	$85,236	$(35,464)	$759,174

Net income					$71,480
As a percent of total sales					9.4%

EBIT (1)	$80,416	$11,138	$10,519	$(3,832)	$98,241
As a percent of total sales	16.5%	5.0%	12.3%		12.9%
Special items charges (3)	1,336	2,199	—	790	4,325
Adjusted EBIT (2)	$81,752	$13,337	$10,519	$(3,042)	$102,566
As a percent of total sales	16.8%	6.0%	12.3%		13.5%

Three months ended March 31, 2018
Net sales	$434,772	$247,320	$75,604	$—	$757,696
Inter-segment sales	26,586	4,509	1,907	(33,002)	—
Total	$461,358	$251,829	$77,511	$(33,002)	$757,696

Net income					$60,824
As a percent of total sales					8.0%

EBIT (1)	$76,681	$4,798	$9,225	$(2,065)	$88,639
As a percent of total sales	16.6%	1.9%	11.9%		11.7%
Special items charges (4)	758	10,175	—	1,907	12,840
Adjusted EBIT (2)	$77,439	$14,973	$9,225	$(158)	$101,479
As a percent of total sales	16.8%	5.9%	11.9%		13.4%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2019 reflect Rationalization and asset impairment charges of $1,336 in Americas Welding and $2,199 in International Welding and acquisition transaction and integration costs of $790 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

(4)
Special items in 2018 reflect pension settlement charges of $758 in Americas Welding, Rationalization and asset impairment charges of $10,175 in International Welding and acquisition transaction and integration costs of $1,907 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2018	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2019
Operating Segments
Americas Welding	$434,772	$(12,395)	$12,720	$27,428	$(4,806)	$457,719
International Welding	247,320	(17,917)	—	6,475	(17,792)	218,086
The Harris Products Group	75,604	2,961	5,774	450	(1,420)	83,369
Consolidated	$757,696	$(27,351)	$18,494	$34,353	$(24,018)	$759,174

% Change
Americas Welding		(2.9%)	2.9%	6.3%	(1.1%)	5.3%
International Welding		(7.2%)	—	2.6%	(7.2%)	(11.8%)
The Harris Products Group		3.9%	7.6%	0.6%	(1.9%)	10.3%
Consolidated		(3.6%)	2.4%	4.5%	(3.2%)	0.2%